UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2019

BioTime, Inc.

(Exact name of registrant as specified in charter)

California	1-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1010 Atlantic Avenue, Suite 102 Alameda, California	94501
(Address of principal executive offices)	(Zip Code)

(510) 521-3390

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	BTX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed in the definitive proxy statement filed by BioTime, Inc. (the “Company”) with the U.S. Securities and Exchange Commission on June 14, 2019, Cavan Redmond previously informed the Board of Directors of the Company (the “Board”) on June 11, 2019 that he had decided not to stand for reelection as a director at the 2019 annual meeting of shareholders of the Company to be held on July 30, 2019. On July 2, 2019, Mr. Redmond informed the Chairman of the Board and Chief Executive Officer of the Company that he would be resigning from the Board effective immediately. Mr. Redmond’s decision to resign at this time was not because of a disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTIME, INC.

Date: July 5, 2019	By:	/s/ Brian M. Culley
	Name:	Brian M. Culley
	Title:	Chief Executive Officer